Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Reed’s, Inc. 2026 Equity Incentive Plan, of our report dated March 25, 2026, relating to the financial statements of Reed’s, Inc. as of December 31, 2025 and 2024, and for the years then ended, which appear in Reed’s, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/Weinberg & Company, P.A.

Los Angeles, California

August 12, 2026